Exhibit 77(Q1)

Exhibits

(a)(1)  Amendment No. 20 to the Trust Insurance of ING Variable Insurance Trust regarding the dissolution of ING GET U.S. Core Series 1 – Filed herein

(a)(2)  Plan of Liquidation dated September 15, 2008 regarding the dissolution of ING GET U.S. Core Series 1 – Filed herein.

(a)(3)  Plan of Liquidation dated December 13, 2008 regarding the dissolution of ING GET U.S. Core Series 2 – Filed herein.